UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2022

System Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	1-09067	72-0752777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Echelon Parkway, Jackson, Mississippi		39213
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2022, System Energy Resources, Inc. (the “Company”), as borrower, entered into a term loan credit agreement (the “Credit Agreement”) dated as of May 6, 2022, among the Company, as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”). The Credit Agreement provided the Company with a $50,000,000 term loan (the “Term Loan”), which matures and is payable on November 6, 2023. The Term Loan may be prepaid by the Company without a prepayment premium.

The Credit Agreement contains certain customary covenants, including restrictions on the Company pledging its assets and on certain asset sales. The Term Loan bears interest at a variable interest rate payable either monthly or quarterly on the last day of each of March, June, September and December, and the Company paid certain fees in connection with its entry into the Term Loan. The Company’s obligations under the Credit Agreement may be accelerated upon an event of default, which includes non-payment of principal or interest, breach of representation or warranty, breach of covenant, cross-default, bankruptcy, material judgments, certain ERISA events, the occurrence of a change of control with respect to the Company where Entergy Corporation (“Entergy”) ceases to own 80% directly or indirectly all of the Company’s common stock, the occurrence of certain change of control events with respect to Entergy, and the acceleration of the Company’s obligations with respect to the First Mortgage Bonds (as defined hereinafter).

The Term Loan is secured by $52,500,000 aggregate principal amount of the Company’s First Mortgage Bonds, 2022 Credit Agreement Collateral Series due November 6, 2023 (the “First Mortgage Bonds”), issued and delivered under the Mortgage and Deed of Trust dated as of June 15, 1977 (as amended, restated and supplemented, including by the Twenty-fourth Supplemental Indenture thereto dated as of September 1, 2012, and the officer’s certificate (the “Series Officer’s Certificate”) establishing the First Mortgage Bonds, the “Mortgage”), between the Company and The Bank of New York Mellon, as trustee (the “Mortgage Trustee”). The First Mortgage Bonds are held by the Administrative Agent for the benefit of the lenders under the Credit Agreement as collateral for the Term Loan. The First Mortgage Bonds shall be redeemed by the Company at 100% of the principal amount thereof on any date when the Term Loan, all interest thereon and other amounts payable under the Credit Agreement shall become immediately due and payable.

In addition to the lien of the Company’s Mortgage, the Fortieth Assignment of Availability Agreement, Consent and Agreement, dated May 6, 2022, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC, the Mortgage Trustee and the Administrative Agent, and any proceeds therefrom received by the Mortgage Trustee shall be for the sole and exclusive benefit of the Administrative Agent as the holder of the First Mortgage Bonds.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, the Series Officer’s Certificate, the Mortgage and the Assignment of Availability Agreement filed as Exhibits 4(a), 4(b) and 4(c), respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

4(a)	Term Loan Credit Agreement dated as of May 6, 2022, by and among System Energy Resources, Inc., the Lenders party thereto and the Royal Bank of Canada, as Administrative Agent.
4(b)	Series Officer’s Certificate dated as of May 6, 2022, establishing the terms of the First Mortgage Bonds.
4(c)
Fortieth Assignment of Availability Agreement, Consent and Agreement, dated May 6, 2022, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC, the Mortgage Trustee and the Administrative Agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System Energy Resources, Inc.
(Registrant)
Date: May 6, 2022
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer